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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary companies of the Registrant are listed below. With respect to the companies named, all voting securities are owned directly or indirectly by the Registrant, except where otherwise indicated. Ownership percentages are as of December 31, 1999.

                                                                  INCORPORATED        OWNED BY
                                                                      UNDER           IMMEDIATE
                            NAME                                     LAWS OF           PARENT
-----------------------------------------------------------------------------------------------
Bay County Energy Systems, Inc.                                     Delaware              100
Bonneville Wind Corporation                                           Utah                100
CBS Cable Networks, Inc.                                            Delaware              100
     Network Enterprises, Inc. (1)                                  Tennessee             100
       Peppercorn Productions, Inc.                                 Tennessee             100
          Silver Spice Productions, LLC                             Delaware               50
     TNN Productions, Inc.                                          Delaware              100
       World Sports Enterprises                                     Tennessee              51
          World Skating League, LLC                                 Tennessee              50
CBS.com, Inc.                                                       Delaware              100
CBS Communications Services, Inc.                                   Delaware              100
CBS Dallas Media, Inc.                                              Delaware              100
     KTVT Broadcasting Company, LP                                    Texas               100
CBS Dallas Ventures, Inc.                                             Texas               100
CBS Mass Media Corporation                                          Delaware              100
Central Fidelity Insurance Company                                   Vermont              100
Communities IP Holdings, Inc.                                       Delaware              100
Communities LP Holdings, Inc.                                       Delaware              100
Delaware Resource Beneficiary, Inc.                                 Delaware              100
Delaware Resource Lessee Trust                                      Delaware              100
Delaware Resource Management, Inc.                                  Delaware              100
Dutchess Resource Management, Inc.                                  Delaware              100
First Hotel Investment Corporation                                  Delaware              100
First Westinghouse Capital Corporation                              Delaware              100
GLD Holdings, LLC                                                   Delaware               80
Group W Television Stations, Inc.                                   Delaware              100
Group W Television Stations LP                                      Delaware              100
Home Team Sports Limited Partnership                                Delaware               66
iWon, Inc.                                                          Delaware               54
King World Productions, Inc. (2)                                    Delaware              100
Peak FSC, Ltd.                                                       Bermuda              100
Rocky Mount Town Associates Limited Partnership                     Delaware              100
Seven-Up Bottling Co. of Visalia                                   California             100
Ship House, Inc.                                                     Florida              100
Station Holdings B, Inc.                                            Delaware              100
     Group W/CBS Television Station Partners                        Delaware              100
       KUTV, LP                                                     Delaware               88
          KUTV Associates                                           Delaware              100
          KUTV Real Estate Company, LLC                             Delaware              100
       KUTV Holdings, Inc.                                          Delaware              100
Symphonette Recording Society, LLC                                  Delaware               50
Tube Mill, Inc.                                                      Alabama              100
Two Productions, Inc.                                               Delaware              100
W-F Productions, Inc.                                               Delaware              100
Waste Resource Energy, Inc.                                         Delaware              100
WBCE Corporation                                                    New York              100
WCC FSC I, Inc.                                                     Delaware              100

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
                                                                  INCORPORATED        OWNED BY
                                                                      UNDER           IMMEDIATE
                            NAME                                     LAWS OF           PARENT
-----------------------------------------------------------------------------------------------
WCC FSC III, Inc.                                              U.S. Virgin Islands        100
WCC FSC IV, Inc.                                               U.S. Virgin Islands        100
WCC FSC V, Inc.                                                      Bermuda              100
WCC FSC VIII, Inc.                                             U.S. Virgin Islands        100
WCC FSC IX, Inc.                                               U.S. Virgin Islands        100
Wcc Project Corp.                                                   Delaware              100
     Wcc Soledad I, Inc.                                            Delaware              100
     Wcc Soledad II, Inc.                                           Delaware              100
Westinghouse (New Zealand) Ltd.                                    New Zealand            100
Westinghouse Canada Holdings LLC                                    Delaware              100
     CBS Canada Co.                                                Nova Scotia            100
Westinghouse Electric Corporation                                   Delaware              100
Westinghouse Hanford Company                                        Delaware              100
Westinghouse Holdings Corporation                                   Delaware              100
     Westinghouse Electric GmbH, Birsfelden                        Switzerland            100
       Westinghouse Electric (Asia-Pacific) Holdings, Ltd.          Singapore             100
          Group W Yarra Broadcast Pte. Ltd.                         Singapore              51
       Westinghouse Irish Holdings, Limited                          Ireland              100
          Westinghouse Reinvestment Company LLC                     Delaware              100
     Westinghouse Investment Corporation                            Delaware              100
     Westinghouse World Investment Corporation                      Delaware              100
       Westinghouse Foreign Sales Corporation                       Barbados              100
Westinghouse Licensing Corporation                                Pennsylvania            100
Westinghouse LMG, Inc.                                              Delaware              100
Westinghouse Pictures, Inc.                                         Delaware              100
WPIC Corporation                                                    Delaware              100
York Resource Energy Systems, Inc.                                  Delaware              100
Westinghouse CBS Holding Company, Inc.                              Delaware              100
     CBS Broadcasting Inc. (3)                                      New York              100
       Bala Cynwyd Associates                                     Pennsylvania             50
       CBS Pageants, Inc.                                           Delaware              100
          Miss Universe LP, LLP                                     Delaware               50
     CBS Survivor Productions, Inc.                                 Delaware              100
          Survivor Productions, LLC                                 Delaware               50
     Meadowlands Parkway Associates                                New Jersey              50
     The CBS/FOX Company                                            New York               50
     Infinity Broadcasting Corporation                              Delaware               65
       CBS Radio Inc. (4)                                           Delaware              100
          Radio Data Group, Inc.                                    Virginia               50
       Infinity Media Corporation (5)                               Delaware              100
          TDI Worldwide, Inc. (6)                                   Delaware              100
            TDI Holdings Limited (7)                             United Kingdom           100
               LDI Limited                                       United Kingdom           100
                 TDI Advertising Limited (8)                     United Kingdom           100
                    TDI Mail Holdings Limited (9)               Northern Ireland           75
            Transportation Displays Incorporated (10)               Delaware              100
       Infinity Radio, Inc.                                         Delaware              100
       Outdoor Systems, Inc. (11)                                   Delaware              100
       Spark Network Services, Inc.                                 Delaware              100

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(1) Network Enterprises, Inc. is also the parent company of 10 wholly-owned subsidiaries which operate cable stations and produce, marketing, and broadcasting related cable programming, of which 9 are incorporated in the United States and 1 is incorporated in Canada.

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(2) King World Productions, Inc. is the parent company of 17 wholly-owned subsidiaries, incorporated in the United States for the purpose of producing and distributing various television programming.

(3) CBS Broadcasting Inc. is the parent company of 23 wholly-owned subsidiaries which produce, market and broadcast various network programming, of which 20 are incorporated in the United States and 3 are incorporated in foreign countries.

(4) CBS Radio, Inc. is the parent company of 15 wholly-owned subsidiaries which consist of primarily radio station operations, all of which are incorporated in the United States.

(5) Infinity Media Corporation is the parent company of 53 wholly-owned subsidiaries which consist primarily of radio station operations, all of which are incorporated in the United States.

(6) TDI Worldwide, Inc. is the parent company of 3 wholly-owned outdoor and transit advertising companies and franchises, all of which are incorporated in Ireland.

(7) TDI Holdings Limited is the parent company of 5 wholly-owned subsidiaries which consist primarily of outdoor and transit advertising operations, all of which are incorporated in the Netherlands.

(8) TDI Advertising Limited is the parent company of 6 wholly-owned outdoor and transit advertising subsidiaries, all of which are incorporated in the United Kingdom.

(9) TDI Mail Holdings Limited is the parent company of 3 wholly-owned outdoor and transit advertising subsidiaries, all of which are incorporated in foreign countries.

(10) Transportation Displays Incorporated is the parent company of 5 wholly-owned outdoor and transit advertising subsidiaries, all of which are incorporated in the United States.

(11) Outdoor Systems, Inc. is the parent company of 21 wholly-owned outdoor and transit advertising subsidiaries, of which 17 are incorporated in the United States and 4 are incorporated in foreign countries.

Companies not shown by name, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.